UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2014
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)
555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)		30022 Zip Code
(678) 366-4400
(Registrant’s telephone number, including area code)

______________________________________________
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement

On September 4, 2014, Legend Oil & Gas, Ltd. (“Legend” or the “Company”) entered into a Debenture Purchase Agreement with Hillair Capital Investments, Ltd. (“Hillair”) whereby Legend assumed an 8% original issue discount senior, secured convertible debenture in the original principal amount of $1,232,000, as originally executed on November 6, 2013 by New Western Energy Corporation, a Nevada corporation (“New Western”) (the “Debenture”). In accordance with the Debenture, New Western executed Financing Statements and Mortgages to Hillair covering certain New Western oil and gas properties (the “Secured Properties”), which also included the right, title and interest in certain oil and gas leases known as the Lander Lease and Volunteer Unit (consisting of those certain Stewart Lease and the Van Camp Lease) (the “Assumed Leases”).  Simultaneous with the execution of the Debenture Purchase Agreement, the Company entered into a Loan Release Agreement with New Western (the “Agreement”), in which (i) New Western will assign and transfer to Legend all of its right, title, and interest in the Assumed Leases and (ii) Legend will assume the Debenture and release New Western from any further obligations or payments relating to the Debenture, which now has a balance of $1,040,000.  Additionally, and in connection with the execution of the Agreement, on September 4, 2014, the Company entered into an eighteen month debenture, of similar terms to the Debenture, in the principal amount of $500,000 with Hillair.

Item 3.02                      Unregistered Sale of Equity Securities

See information disclosed under Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2014

LEGEND OIL AND GAS LTD.

By:   /s/ Marshall Diamond-Goldberg
  Marshall Diamond-Goldberg, CEO